Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the reference to our firm under the caption “Experts” and to the inclusion in Amendment #2 to the Registration Statement of Triller Hold Co LLC on Form S-1 (file #333-273623) of our report dated August 2, 2023, and with respect to our audit of the consolidated financial statements of Triller Hold Co LLC and Subsidiaries as of December 31, 2022 and 2021 and for the years then ended.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

United States of America

November 21, 2023